Exhibit 99.1 - Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of Network USA, Inc. (the "Company") on Form 10-QSB for the period ended July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Richard J. Church,
Chief Executive Office and Michael L. Mead, Chief Financial Officer of the Company, certify, pursuant to 19 U.S.C. Section 1350, as adopted pursuant to
Section  906  of  the  Sarbanes-Oxley  Act  of  2002  that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material repects, the financial condition and result of operations of the Company.


/s/  Richard  J.  Church
Chief  Executive  Officer


/s/  Michael  L.  Mead
Chief  Financial  Office



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